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                                                                Exhibit 5.1

               [Letterhead of William J. George - Jostens, Inc.]



                                 April 7, 2000
Jostens, Inc.
5501 Norman Center Drive
Minneapolis, MN 55437


               Re:    Jostens, Inc.
                      Registration Statement on Form S-4
                      ----------------------------------


Ladies and Gentlemen:

          I am the Vice President, General Counsel and Corporate Secretary of Jostens, Inc., a Minnesota corporation (the "Company"), and am rendering this opinion in connection with the Registration Statement on Form S-4 (the "Registra tion Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the shares (the "Shares") of common stock, par value $.33 1/3 per share, of the Company (the "Common Stock") to be retained by the Company's shareholders in the merger (the "Merger") of Saturn Acquisition Corporation, a Delaware corporation ("Saturn") and an affiliate of Investcorp S.A., with and into the Company pursuant to the Agreement and Plan of Merger, dated as of December 27, 1999, by and between the Company and Saturn (as amended, the "Merger Agreement"). Following the Merger, the Shares will be redesignated as shares of class A common stock, par value $.33 1/3 per share, of the Company (the "Class A Common Stock").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.
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          In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, as amended to date; (ii) the Merger Agreement; (iii) a specimen certificate represent ing shares of the Class A Common Stock; (iv) the form of Amended and Restated Articles of Incorporation of the Company, filed as Appendix D to the Registration Statement, which will be the articles of incorporation of the Company at the effective time of the Merger (the "Effective Time"); (iv) the By-Laws of Saturn, as currently in effect, filed as an Exhibit to the Registration State ment, which will be the by-laws of the Company at the Effective Time and (v) certain resolutions of the Board of Directors of the Company. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to me as originals, the conformity to original documents of all documents submitted to me as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon the oral or written statements and representations of officers and other represen tatives of the Company and others.

          I am admitted to the bar in the State of Minnesota and I do not express any opinion as to the laws of any other jurisdiction, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.

          Based upon and subject to the foregoing, I am of the opinion that when
(i) the Registration Statement becomes effective under the Act; (ii) the Merger becomes effective; and (iii) certificates representing the Class A Common Stock in the form of the specimen certificate examined by me have been duly executed and
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delivered to Jostens shareholders in exchange for shares of Common Stock as provided in the Merger Agreement, such Shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                       Very truly yours,

                                       /s/ William J. George

                                       William J. George
                                       Vice President, General Counsel,
                                       Corporate Secretary